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                                                                    EXHIBIT 23.3

                                     CONSENT

         We hereby consent to the use of our name, including under the caption "LEGAL MATTERS" in or as incorporated into by reference in the Prospectus constituting part of the Amendment No. 1 to Form F-4 Registration Statement of ENERSIS S.A. (the "Company") relating to the exchange offer of the Company's US$350,000,000 7.375% notes due 2014 for US$350,000,000 7.375% notes due 2014, registered under the Securities Act of 1933, as amended, and to the filing of this consent as an exhibit thereto.



                                                    /s/ Maples and Calder
                                                    ----------------------------
                                                    MAPLES AND CALDER


June 1, 2004